                                                                     Exhibit 23




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into Scientific-Atlanta, Inc.'s previously filed Registration Statement covering the Scientific-Atlanta, Inc. Voluntary Employee Retirement and Investment Plan and Trust.



ARTHUR ANDERSEN LLP
Atlanta, Georgia
September 11, 1995